UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2018 (January 31, 2018)

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 31, 2018, OceanFirst Financial Corp., a Delaware corporation (the “Company”), completed its previously announced merger with Sun Bancorp, Inc., a New Jersey corporation (“Sun”), pursuant to that certain Agreement and Plan of Merger, dated as of June 30, 2017 (the “Merger Agreement”), by and among the Company, Mercury Merger Sub Corp., a New Jersey corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Sun. Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Sun (the “First-Step Merger”), with Sun surviving the First-Step Merger, and (ii) immediately following the completion of the First-Step Merger, Sun merged with and into the Company (the “Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”), with the Company surviving the Second-Step Merger. Following the consummation of the Integrated Mergers, Sun National Bank, a national bank, merged with and into OceanFirst Bank, National Association, a national bank (“OceanFirst Bank”), with OceanFirst Bank surviving such merger (together with the Integrated Mergers, the “Transactions”).

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the First-Step Merger (the “Effective Time”), each share of common stock, par value $5.00 per share, of Sun (the “Sun Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares of Sun Common Stock that were cancelled for no consideration pursuant to the terms of the Merger Agreement), including each share of Sun Common Stock underlying the Sun restricted stock awards granted by Sun under the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan, the Sun Bancorp, Inc. 2014 Performance Equity Plan, the Sun Bancorp, Inc. 2010 Stock-Based Incentive Plan and the Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan (collectively, the “Sun Plans”), which restricted stock awards became fully vested at the Effective Time, and each share of Sun Common Stock underlying the Sun restricted stock unit awards granted by Sun under the Sun Plans, which restricted stock unit awards were cancelled at the Effective Time, was converted into the right to receive, at the election of the holder thereof (the “Election”) and subject to the allocation and proration procedures set forth in the Merger Agreement, either:

(i) an amount in cash (the “Cash Consideration”) equal to $24.99 (which is the sum of (A) $3.78 and (B) $21.21 (the product of 0.7884 and $26.9058, the volume-weighted average trading price of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) on the NASDAQ Global Select Market (as reported by The Wall Street Journal) for the five full trading days ending on the last trading day preceding January 31, 2018 (the “Company Share Closing Price”))); or

(ii) 0.9289 shares of Company Common Stock, which is a number of shares of Company Common Stock equal to the quotient (the “Exchange Ratio”), rounded to the nearest one-ten thousandth, of (A) the Cash Consideration divided by (B) the Company Share Closing Price (the “Stock Consideration” and, together with the Cash Consideration and any cash (without interest) in lieu of fractional shares of Company Common Stock, the “Merger Consideration”).

The Elections are subject to the allocation and proration procedures applicable to oversubscription and undersubscription of the Cash Consideration set forth in the Merger Agreement. The aggregate amount of Cash Consideration is $72,366,671.16, with approximately 2,895,825 shares of Sun Common Stock being converted into the right to receive the Cash Consideration, and the remaining shares of Sun Common Stock being converted into the right to receive the Stock Consideration. The number of shares of Company Common Stock issuable as the Stock Consideration is 15,093,507. Based on the results of the Elections, the Cash Consideration is oversubscribed. Accordingly, (i) all of the Sun shares with respect to which a valid stock Election was made, and all of the non-Election shares under the Merger Agreement, were converted into the right to receive the Stock Consideration and (ii) 34% of the Sun shares with respect to which a valid cash Election was made (the “Cash Election Shares”) were converted into the right to receive the Cash Consideration, while the remaining 66% of the Cash Election Shares were converted into the right to receive the Stock Consideration. The available Cash Consideration will be allocated on a pro rata basis among all of the holders of Cash Election Shares such that 34% of each such holder’s Cash Election Shares will be entitled to receive the Cash Consideration, and the remaining 66% of each such holder’s Cash Election Shares will be entitled to receive the Stock Consideration.

Also at the Effective Time, each option to purchase shares of Sun Common Stock (each, a “Sun Stock Option”) was converted into an option to purchase shares of Company Common Stock on the same terms and conditions as were applicable prior to the Effective Time, except that the number of shares of Company Common Stock issuable upon exercise of a converted Sun Stock Option was adjusted by multiplying the number of shares of Sun Common Stock subject to such Sun Stock Option immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share), and the exercise price per share of a converted Sun Stock Option was adjusted by dividing the exercise price per share of such Sun Stock Option by the Exchange Ratio (rounded up to the nearest whole cent).

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 3, 2017 and is incorporated into this Item 2.01 by reference.

Item 8.01	Other Events.

On February 5, 2018, the Company issued a press release announcing the final Election results. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

In accordance with paragraph 9.01(a)(4) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required by Item 9.01(a) not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed. The Company expects to file such amendment on or before March 1, 2018.

(b)	Pro Forma Financial Information

In accordance with paragraph 9.01(b)(2) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required by Item 9.01(b) not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed. The Company expects to file such amendment on or before March 1, 2018.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 30, 2017, by and among OceanFirst Financial Corp., Sun Bancorp, Inc. and Mercury Merger Sub Corp. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by OceanFirst Financial Corp. on July 3, 2017) †

99.1	Press Release of OceanFirst Financial Corp., dated February 5, 2018

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. OceanFirst Financial Corp. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 30, 2017, by and among OceanFirst Financial Corp., Sun Bancorp, Inc. and Mercury Merger Sub Corp. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by OceanFirst Financial Corp. on July 3, 2017)

99.1	Press Release of OceanFirst Financial Corp., dated February 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2018

OCEANFIRST FINANCIAL CORP.

/s/ Steven J. Tsimbinos
Name:	Steven J. Tsimbinos
Title:	Executive Vice President, General
Counsel & Corporate Secretary